UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2024

__________________________________________
SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

 __________________________________________

England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Safe Harbor Statement
This Current Report on Form 8-K (“Form 8-K”) is being filed by Sensata Technologies Holding plc (the “Company”), a public limited company incorporated under the laws of England and Wales, which, collectively with its wholly owned subsidiaries, is referred to herein as “Sensata,” “we,” “our,” or “us.” Statements in this Form 8-K that are not historical facts, such as those identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions, are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to the ultimate accounting treatment of our disposition of our Insights Business, public health crises, instability and changes in the global markets, supplier interruption or nonperformance, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs. Detailed information about these and other risks is included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other reports filed with the Securities and Exchange Commission. Because actual results could differ materially from our intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this Form 8-K with caution. Except as required by applicable law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 2.06	Material Impairments.
In August 2024, affiliates of Sensata Technologies Holding plc (the “Company”) entered into a purchase agreement (the "Purchase Agreement") to sell its Insights Business (“Insights”) to an affiliate of Balmoral Funds, a private equity firm in Los Angeles, California, in exchange for total cash consideration of approximately $165 million, subject to working capital and other customary adjustments. The Company expects to close the sale of Insights in 2024, subject to regulatory and other closing conditions.

In connection with entering into the Purchase Agreement, the Company expects to record a non-cash pre-tax charge of approximately $95 million in the third quarter of 2024. The Company does not anticipate that this charge will result in future cash expenditures.

Item 7.01	Regulation FD Disclosure.
As described in Item 2.06 above, the Company expects its third quarter 2024 net income to be impacted by the expected non-cash, pre-tax charge of approximately $95 million, relating to the sale of Insights. Notwithstanding this charge, the Company reaffirms its third quarter 2024 financial guidance relating to Revenue, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS, as discussed in its press release dated July 29, 2024. To reflect the sale of Insights, revenue for the fourth quarter is expected to be in the range of $920 million to $950 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Richard Siedel
Date:	September 3, 2024	Name: Richard Siedel
Title: Vice President and Chief Accounting Officer

3